Exhibit 99.1

Investor Presentation | Q1 2020 atlanticcapitalbank.com NASDAQ TICKER: ACBI

atlanticcapitalbank.com Forward-Looking Statements Disclaimer and Non-GAAP Financial Information 2 This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: The impact of the COVID-19 pandemic and the responses of governmental authorities on our operations, including declines in credit quality, strains on capital and liquidity, fluctuations in our payment processing business, and declines in deposits; our strategic decision to focus on the greater Atlanta market may not positively impact our financial condition in the expected timeframe, or at all; costs associated with our growth and hiring initiatives in the Atlanta market area; risks associated with increased geographic concentration, borrower concentration and concentration in commercial real estate and commercial and industrial loans resulting from our exit of the Tennessee and northwest Georgia markets and our strategic realignment; our strategic decision to increase our focus on SBA and franchise lending may expose us to additional risks associated with these types of lending, including industry concentration risks, our ability to sell the guaranteed portion of SBA loans, the impact of negative economic conditions on small businesses’ ability to repay the non-guaranteed portions of SBA loans, and changes to applicable federal regulations; risks associated with our ability to manage the planned growth of our payment processing business, including evolving regulations, security risks, and unforeseen increases in transaction volume resulting from changes in our customers’ businesses and changes in the competitive landscape for payment processing; changes in asset quality and credit risk; the cost and availability of capital; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; the introduction, withdrawal, success and timing of business initiatives; the impact, extent, and timing of technological changes; severe catastrophic events in our geographic area; a weakening of the economies in which we conduct operations may adversely affect our operating results; the U.S. legal and regulatory framework could adversely affect the operating results of the Company; the interest rate environment may compress margins and adversely affect net interest income; our ability to anticipate or respond to interest rate changes correctly and manage interest rate risk presented through unanticipated changes in our interest rate risk position and/or short- and long-term interest rates; changes in trade, monetary and fiscal policies of various governmental bodies and central banks could affect the economic environment in which we operate; our ability to determine accurate values of certain assets and liabilities; adverse developments in securities, public debt, and capital markets, including changes in market liquidity and volatility; unanticipated changes in our liquidity position, including but not limited to our ability to enter the financial markets to manage and respond to any changes to our liquidity position; the impact of the transition from LIBOR and our ability to adequately manage such transition; adequacy of our risk management program; increased competitive pressure due to consolidation in the financial services industry; risks related to security breaches, cybersecurity attacks, and other significant disruptions in our information technology systems; and other risks and factors identified in our most recent annual report on Form 10-K and our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”) from time to time. Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) taxable equivalent net interest income, (ii) taxable equivalent net interest margin, (iii) tangible book value per share, (iv) tangible common equity to tangible assets, and (v) pre-provision net revenue. Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

atlanticcapitalbank.com Atlantic Capital Our Company Atlanta’s Hometown Business Bank • EMERGING GROWTH and ENTREPRENEURIAL focus • HIGH-TOUCH, customized service delivery • Product BREADTH and DEPTH • Operating in the ATLANTA market • Expertise in PROCESSING BUSINESSES 3 • Proven underwriting; superior credit quality • Core deposit strength • Strong capital • Capitalize on Atlanta market disruption • Expand treasury and processing businesses Fundamentally Sound Positioned for Growth TOTAL ASSETS $2.7 Billion “We needed bankers who could look beyond what they saw on paper and make a decision based on the underlying long-term fundamentals. In today’s environment, it takes a smaller, entrepreneurial bank to do that. This is what led us to Atlantic Capital.” ~ CEO of Atlanta-based business

atlanticcapitalbank.com Atlanta’s Hometown Business Bank 4 Atlanta metro highlights: • #1 for economic growth potential (among large metro areas) • 14 Fortune 500 headquarters (ranked #3) • #1 world’s busiest airport • #4 metro area for largest increase in population (2017-2018) • #2 moving destination • 70% of all US payments are processed through Georgia Sources: Metro Atlanta Chamber, City Data, Penske and American Transaction Processors Coalition $200 $250 $300 $350 $400 2012 2013 2014 2015 2016 2017 2018 Atlanta MSA GDP Billions

Financial Highlights
Continuing Operations

Atlantic Capital

	METRICS	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Income[1]	Diluted EPS	$ 0.10	$ 0.32	$ 0.33	$ 0.29	$ 0.26
	Pre-provision net revenue (PPNR) [2]	10,525	9,864	10,076	9,576	8,965
Performance Measures	Return on average assets	0.32 %	1.08 %	1.32 %	4.79 %	0.77 %
	Return on average equity	2.56	8.65	9.77	34.38	6.80
	NIM [3]	3.41	3.38	3.52	3.61	3.74
	Efficiency ratio	55.03	57.57	55.72	58.06	60.61
Balance Sheet[4]	Total loans held for investment (period-end)	$ 1,933	$ 1,874	$ 1,836	$ 1,790	$ 1,735
	C&I and owner-occupied loans	1,119	1,063	1,050	1,015	984
	Average deposits	2,255	2,147	1,950	1,902	1,794
	Average non-interest bearing deposits	713	718	638	588	575
Capital	Tangible book value per share[5]	$ 14.54	$ 14.09	$ 13.91	$ 13.60	$ 12.17
	Leverage ratio	10.7 %	11.0 %	11.8 %	12.3 %	9.9 %
	Total risk-based capital ratio	14.9	15.0	15.5	16.5	13.7
	Total common equity to tangible assets [6]	11.6	10.6	12.9	13.4	10.5
Asset Quality	Net charge offs to average loans [7]	0.04 %	0.07 %	0.11 %	0.14 %	0.11 %
	NPAs to total assets	0.27	0.26	0.29	0.31	0.40
	ALLL to loans held for investment [8]	1.29	0.99	0.98	1.02	1.04

[1] On April 5, 2019, Atlantic Capital completed the sale to FirstBank of its Tennessee and northwest Georgia banking operations, including 14 branches and the mortgage business. The banking business and branches subsequently sold to FirstBank are reported as discontinued operations. Income in thousands except Diluted EPS. [2] Pre-provision net revenue (PPNR) is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for credit losses). For a reconciliation of this non-GAAP financial measure, see slides 30-31. [3] Taxable equivalent. Please see reconciliation on slides 30-31 for more details. [4] Dollars in millions. [5] Excludes effect of acquisition related intangibles. Please see reconciliation on slides 30-31 for more details. [6] For a reconciliation of this non-GAAP financial measure, see slides 30-31. [7] Annualized [8] The ratios for the first, second, and third quarters of 2019 are calculated on a continuing operations basis.

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Financial Update:
Q1 2020 Income Summary

Atlantic Capital

	Q1 2020	Q4 2019	Q1 2019
Net interest income	$ 20,980	$ 20,567	$ 20,424
Provision for credit losses	8,074	787	814
Noninterest income	2,422	2,679	2,336
Noninterest expense	12,877	13,382	13,795
Income before taxes	2,451	9,077	8,151
Income tax expense	327	1,937	1,711
Net income from continuing operations	**$ 2,124**	**$ 7,140**	**$ 6,440**
Income (loss) from discontinued operations, net of tax	-	-	(1,063)
Net income	**$ 2,124**	**$ 7,140**	**$ 5,377**
Diluted EPS - continuing operations	$ 0.10	$ 0.32	$ 0.26
Diluted EPS	$ 0.10	$ 0.32	$ 0.21
Pre-provision net revenue[1]	**$ 10,525**	**$ 9,864**	**$ 8,965**

Q1 2020 Highlights[2]

- Net interest income benefitted from growth in balance sheet and relatively stable NIM
- Allowance for Loan Losses increased due to expected economic slowdown
- Noninterest income decreased as increase in service charge income was offset by lower SBA income
- Salaries and employee benefits were unchanged compared to the fourth quarter as higher benefits costs were offset by lower incentive accruals
- Effective tax rate was 13.3% and impacted by lower pretax earnings as well as increased tax-free municipal bonds

Dollars in thousands except EPS.
[1]Pre-provision net revenue (PPNR) is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for credit losses). For a reconciliation of this non-GAAP financial measure, see slides 30-31.
[2]Q1 2020 results compared to Q4 2019 results.

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atlanticcapitalbank.com COVID-19 Response 7 Employees Loan Portfolio Capital and Liquidity • Implemented work-from-home initiatives for most employees • Ceased non-essential business related travel • Began regular meetings of its executive leadership and incident response teams to direct the Company’s response to the ever-changing environment • Executive leadership team hosts a weekly internal company-wide conference call to communicate the latest developments and answer teammate questions • Facilitating approximately $233 million in loan applications for business borrowers through the Paycheck Protection Program as of May 6, 2020 • Evaluating business segments in our market areas to evaluate areas of need and focus our assessment and management of portfolio risk • Offering payment deferrals to existing customers with a streamlined loan modification process, covering approximately $432 million in loans as of May 7, 2020 • Communicating with all customers in order to assess developing credit situations and needs • Capital ratios remain strong, with a tangible common equity to tangible assets ratio of 11.6% • Engaging in holding company liquidity planning, including pausing stock repurchases in March • With reliable core deposit funding, solid balance sheet liquidity, a strong capital position, and access to significant wholesale funding, Atlantic Capital anticipates adequate funding capacity for future lending needs

atlanticcapitalbank.com COVID-19 Response 8 Payment Deferrals Paycheck Protection Program • Paycheck Protection Program – 794 loans totaling $233 million approved and funded as of May 6, 2020 • Payment Deferrals - 334 loans totaling $432 million of outstandings (22% of total loans)(1) under 90 day deferral as of May 7, 2020 • CARES Act Subsidy - SBA is expected to make next 6 payments for approximately $125 million in existing SBA outstandings Borrower Assistance Dollars in thousands (1)Deferrals as of May 7, 2020 divided by total loans as of March 31, 2020 Hotels $62MM (14%) Restaurants $136MM (31%) Retail $50MM (12%) Other $184MM (43%) Fee Applications Funded Average Loan Size 5% 627 60,452 $ 96 $ 3% 151 123,171 816 1% 16 49,109 3,069 Totals 794 232,733 $ 293 $

atlanticcapitalbank.com Commercial Lending Focus 9 Loans from Continuing Operations Yield $688 $790 $944 $1,063 $1,119 $622 $605 $653 $686 $678 $61 $88 $103 $111 $136 $144 $1,933 $1,519 Residential 3% Construction & Land 7% Commercial Real Estate 28% Consumer & Other 4% Commercial CRE Other Mortgage Warehouse 3.79% 4.27% 5.01% 5.26% 4.77% $1,515 $1,728 Dollars in millions Commercial loans include commercial and industrial and owner occupied CRE loans. CRE loans include non-owner occupied and construction and land. Other loans include residential mortgages, home equity, consumer and other loans. Prior periods have been retrospectively adjusted for the impact of discontinued operations. $1,874 12/31/2016 12/31/2017 12/31/2018 12/31/2019 3/31/2020 Libor 47% Prime 13% Other 2% Fixed 38% Commercial 58%

atlanticcapitalbank.com Strong Historical Credit Quality Non-performing Assets / Total Assets Net Charge Offs / Total Average Loans (0.32%) 0.02% (0.01%) 0.05% 0.11% 0.23% 0.02% 0.11% 0.04% 2012 2013 2014 2015 2016 2017 2018 2019 Q1 2020 0.43% 0.36% 0.12% 0.40% 0.13% 0.14% 0.20% 0.26% 0.27% 2012 2013 2014 2015 2016 2017 2018 2019 Q1 2020 10 CECL – Allowance for Credit Losses • Credit quality remained strong in the first quarter • Allowance for loans losses was 1.29% of total loans at 3/31/20 compared to 0.99% at 12/31/19 • First quarter provision for loan losses totaled $7.4 million ALLL 1.29% ALLL 0.99% Dollars in thousands Q1 2020 Highlights 12/31/2019 Day 1 Impact Q1 NCOs Q1 Provision 3/31/2020 Allowance for loan losses 18,535 (854) (194) 7,409 24,896 Allowance for unfunded commitments 892 1,275 - 671 2,838 Allowance for securities held-to-maturity - 20 - (6) 14 Total allowance for credit losses $ 19,427 $ 441 $ (194) $ 8,074 $ 27,748

atlanticcapitalbank.com Summary of Loan Portfolio Borrowers by State(2) Total Bank Loans Top 10 Commercial Industry Concentrations(1) CRE Concentrations by Property Type GA $1,230MM, 65% FL $118MM, 6% TN $91MM, 5% CA $82MM, 4% NC $35MM, 2% Other $336MM, 18% (GA 80% if exclude SBA, Franchise, TriNet) Retail $160MM, 23% Hotel $113 MM, $16% Office $111MM, 16% Multi-family $96MM, 14% Industrial $83MM, 12% Specialty Housing $46MM, 7% Developed Land $30MM, 4% Other $55MM, 8% Restaurants and food $177MM, 16% Retail $150MM, 13% Manufacturing $139MM, 12% Wholesale $107MM, 10% Finance and insurance $67MM, 6% Other services $64MM, 6% Transportation $62MM, 6% Construction $55MM, 5% Administrative support $55MM, 5% Real estate rental $36MM, 3% • Commercial focused loan portfolio(1) • 58% Commercial • 36% CRE • 6% Consumer • Granular portfolio • Average loan size $616,000(2) • 21 loans larger than $10 million outstanding 1 Commercial includes commercial and industrial, owner-occupied CRE; CRE includes non-owner occupied CRE, multifamily, construction 2 Excludes fintech partnership consumer loans 11

atlanticcapitalbank.com Hotel Portfolio • $113 million outstanding, $152 million commitments • 53% CRE with select known developers • 39% SBA guaranteed or SBA 504 • 90% large national brands • Average loan size $2.9 million • $62 million (55%) under deferral as of 5/7/2020 • No non-accrual or classified as of 3/31/2020 Hotel Loans by State Hotel Portfolio Highlights Hotel Loans by Type Hotel Loans by Brand CRE $60MM, 53% SBA 504 $22MM, 19% SBA guaranteed $22MM, 20% SBA unguaranteed $9MM, 8% Hilton $39MM, 35% Marriott $27MM, 24% Hyatt $21MM, 19% InterContinental $14MM, 12% Other $12MM, 10% GA $38MM, 33% SC $12MM, 11% TN $52MM, 46% NC $5MM, 4% FL $4MM, 4% Other $2MM, 2% 12

atlanticcapitalbank.com Restaurant Portfolio Restaurant Loans by State Restaurant Portfolio Highlights Restaurant Loans by Concept Restaurant Loans by Type • $176 million outstanding, $193 million commitments • Targeted Franchise strategy with concepts we know well • 97% QSR, most operating via drive-thru and delivery • Other QSR comprised of approximately 20 concepts, none over $10MM outstanding • Average loan size $748,000 • $136 million (77%) under deferral as of 5/7/2020 • No non-accrual; < $1 million classified as of 3/31/2020 GA $52MM, 30% FL $36MM, 20% NJ $16MM, 9% IL $13MM, 7% MD $10MM, 6% MO $9MM, 5% NY $6MM, 3% NC $5MM, 3% OR $5MM, 3% Other $24MM, 14% Dunkin’ $83MM, 47% Other QSR $87MM, 50% Full service $6MM, 3% SNC $9MM, 5% Franchise finance $151MM, 86% C&I $1MM, 1% CRE $5MM, 3% SBA $5MM, 3% TriNet $5MM, 2% 13

atlanticcapitalbank.com Retail Portfolio Retail Loans by State Retail Portfolio Highlights Retail Loans by Industry ($ in millions) GA $95MM, 33% *CA $68MM, 24% NC $17MM, 6% VA $15MM, 5% NY $12MM, 4% TN $11MM, 4% FL $11MM, 4% Other $60MM, 20% *All of the CA exposure is related to TriNet. • $289 million outstanding, $315 million commitments • 63% in industries deemed essential businesses by most states • 85% of TriNet is drug stores and dollar stores • Average loan size $1.2 million • $50 million (17%) under deferral as of 5/7/2020 • $200,000 non-accrual; $2.4 million classified as of 3/31/2020 Industry TriNet CRE SNC Franchise SBA C&I Total % of Retail Loans Pharmacies and Drug Stores $ 68 $ - $ - $ - $ - $ - $ 68 24% Gasoline Stations with C Stores - 34 10 - - - 44 15% Automotive Parts and Accessories Stores 4 - - 34 - - 38 13% All Other General Merchandise Stores 33 - - - - - 33 11% Lessors of Nonresidential Buildings (Retail CRE) - 30 - - - - 30 10% New Car Dealers - 16 - - - - 16 6% Optical Goods Stores - - 12 - - - 12 4% Sporting Goods Stores - - 9 - - - 9 3% Family Clothing Stores - - 8 - - - 8 3% Other 14 3 6 - 6 2 31 11% Total $ 119 $ 83 $ 45 $ 34 $ 6 $ 2 $ 289 % of Retail Loans 41% 29% 15% 12% 2% 1% 100% 14

atlanticcapitalbank.com Shared National Credit Portfolio SNC Portfolio Highlights SNC Portfolio by Industry • $190 million outstanding, $264 million commitments • Average commitment $12 million • 17% highly leveraged transactions (outstandings) • No nonaccrual or classified as of 3/31/2020 Aluminum extruded product mfg. $17MM, 9% Air, rail and water transportation $18MM 10% Financial transaction processing $14MM, 7% Employee leasing services $12MM, 6% Optical goods stores $11MM, 6% Commercial printing $10MM, 5% Gas stations with C stores $10MM, 5% Ready-mix concrete manufacturing $10MM, 5% Electronic computer manufacturing $9MM, 5% Limited service restaurants $9MM, 5% Sporting goods stores $9MM, 5% Family clothing stores $7MM, 4% Paint/varnish supplies merchant wholesalers $7MM, 4% Continuing care retirement $12MM, 6% SNC Loans by State GA $65MM, 34% FL $35MM, 18% TN $21MM, 11% MO $18MM, 9% NC $14MM, 7% DE $14MM, 7% AZ $12MM, 6% TX $9MM, 5% AL $2MM, 1% Electronic shopping $6MM, 3% Wine and distilled alcoholic beverage wholesale $6MM, 3% Crushed and broken limestone mining and quarrying $6MM, 3% Other $17MM, 9% 15

atlanticcapitalbank.com 28% 32% 33% 33% 32% 57% 57% 62% 62% 64% 15% 11% 5% 5% 4% 2016 2017 2018 2019 Q1 2020 Strong Core Deposit Franchise 16 Average Deposits from Continuing Operations Dollars in millions Deposit figures represent average balances. Prior periods have been retrospectively adjusted for the impact of discontinued operations. DDA Interest Bearing Brokered $1,540 $1,633 Deposit cost $1,419 $1,805 0.28% 0.38% 0.52% 0.77% 0.75% $2,255

atlanticcapitalbank.com Balance Sheet Liquidity Average Loan / Deposit Ratio 86% 91% 91% 85% 83% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Non-Core Funding / Total Assets(1) 2% 11% 8% 3% 6% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 • The bank is primarily funded by relationship driven core deposits • Liquidity position has improved since April 2019 branch sale • The bank has more than $1.1 billion in unused contingency funding excluding brokered CDs • 93% of marketable securities are unpledged 17 Prior periods have been retrospectively adjusted for the impact of discontinued operations. (1)For a reconciliation of this non-GAAP financial measure, see slides 30-31.

atlanticcapitalbank.com Strong Capital Position 18 • Capital position remains strong • Completed $85MM stock repurchase program in Q1 2020 • Second $25MM program authorized; repurchases were paused in March to ensure adequate liquidity at the holding company 12.7% 13.6% 13.0% 14.6% 14.4% 13.3% 14.1% 14.2% 15.0% 14.9% 12/31/2016 12/31/2017 12/31/2018 12/31/2019 3/31/2020 10.3% 9.9% 10.3% 10.6% 11.6% 12/31/2016 12/31/2017 12/31/2018 12/31/2019 3/31/2020 Total Risk Based Capital Ratio Tangible Common Equity Ratio Bank Holding company

atlanticcapitalbank.com $39,009 $54,203 $63,738 $76,642 $81,323 2.76% 2.76% 3.07% 3.50% 3.58% 2015 2016 2017 2018 2019 Net Interest Margin 19 $20,524 $19,977 $20,088 $20,734 $21,203 3.74% 3.61% 3.52% 3.38% 3.41% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Net interest income NIM by Year(1) NIM by Quarter(1) Net interest margin Dollars in thousands Income and margin from continuing operations (1)Net interest income and net interest margin are taxable equivalent and are non-GAAP financial measures. Net interest income is used in calculating net interest margin. Please see reconciliation on slides 30-31 for more details. 0.26% 0.51% 1.10% 1.91% 2.28% 2.50% 2.50% 2.30% 1.83% 1.40% Avg Fed Funds • NIM benefited from increases in short-term interest rates during 2016-2018 • NIM is expected to outperform previous low interest rate environment due to balance sheet composition • The bank remains significantly asset sensitive • The decrease in the fed funds rate is expected to put pressure on net interest margin in the quarters ahead • Swift repricing of deposit cost, hedged loans and the long duration investment portfolio is expected to offset some of the natural asset sensitivity

atlanticcapitalbank.com Investment Portfolio Portfolio Yield Tax-exempt Municipal 46% Taxable Municipal 12% MBS 26% Agency CMO 10% Corporate 5% CDs 1% Sector Allocation at 3/31/2020 1.73% 2.25% 2.48% 2.69% 2.84% 2016 2017 2018 2019 Q1 2020 Municipal Bond Ratings 3/31/2020 AAA 41% AA+ 23% AA 30% AA- 4% Other 2% Portfolio Effective Duration 5.03 4.72 5.26 6.97 6.96 12/31/2016 12/31/2017 12/31/2018 12/31/2019 3/31/2020 Extended portfolio duration to manage interest rate risk 20

atlanticcapitalbank.com Disciplined Expense Management 21 Dollars in thousands (1) Continuing operations Noninterest Expense and Efficiency Ratio by Year(1) Noninterest Expense(1) Q1 2020 Q4 2019 Q1 2019 Salaries and employee benefits 8,476 $ 8,500 $ 9,213 $ (737) $ (8%) Occupancy 794 838 639 155 24% Equipment and software 779 769 739 40 5% Professional services 705 577 775 (70) (9%) Communications and data processing 897 1,066 675 222 33% Other noninterest expense 1,226 1,632 1,754 (528) (30%) Noninterest expense 12,877 $ 13,382 $ 13,795 $ (918) $ (7%) Year-over-Year change $42,435 $50,099 $52,834 $49,991 $53,108 89.1% 76.3% 70.4% 57.9% 58.0% 2015 2016 2017 2018 2019 Noninterest Expense and Efficiency Ratio by Quarter(1) $13,795 $13,254 $12,677 $13,382 $12,877 60.6% 58.1% 55.7% 57.6% 55.0% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Noninterest Expense Efficiency Ratio

atlanticcapitalbank.com Atlanta’s Hometown Business Bank 22 • Focusing efforts on core commercial and private banking relationships • Atlantic Capital Exchange (“ACE”) platforms provide distinctive treasury services • Two branches and one loan production office in Atlanta metro • Total of 25 bankers Atlanta Commercial and Private Banking Loans Atlanta Commercial and Private Banking Deposits Atlanta Market Highlights Atlanta Loan and Deposit Composition – 3/31/2020 Loans QTD Average Deposits Commercial & Private Banking 87% Commercial & Private Banking 58% Note: Commercial & Private Banking charts exclude real estate banking $466 $506 $585 $656 3.72% 4.07% 4.72% 4.89% 4.32% 2016 2017 2018 2019 3/31/2020 Loans Yield on Loans $554 $654 $751 $815 $884 0.19% 0.21% 0.36% 0.62% 0.50% 2016 2017 2018 2019 3/31/2020 Average Deposits Cost of Deposits Real Estate Banking 40% $1,123 $1,015 Commercial & Private Banking 87% Real Estate Banking 13% Commercial & Private Banking 60% Dollars in millions Focused on commercial clients and individuals that value high touch relationships and expertise $679

atlanticcapitalbank.com 8 16 Q1 2019 Q1 2020 $371 $748 Q1 2019 Q1 2020 Growing Payments & Processing Business 23 $870 $1,187 $1,463 $1,921 2016 2017 2018 2019 • Atlanta-based bankers focused on processing business with payments and fintech companies • Recognized as a Top 40 ACH Bank in the US by NACHA, the Electronic Payments Association; originated $83 billion in payments in 2019 • Atlantic Capital Bank is part of Atlanta’s “Payments Alley” $185 $240 $246 $342 $487 0.38% 0.46% 0.60% 0.75% 0.56% 2016 2017 2018 2019 Q1 2020 Deposits Cost of Deposits Average Deposits ($ in millions) ACH Items Originated (in millions) Highlights Fee Income ($ in thousands) 18 22 28 44 2016 2017 2018 2019

Appendix

atlanticcapitalbank.com Management Biographies 25 Douglas Williams President and Chief Executive Officer • President and CEO of Atlantic Capital since its inception • Former Managing Director and Head of Wachovia Corporation’s International Corporate Finance Group • Held numerous roles within Wachovia, including EVP and Head of the Global Corporate Banking Division; CRO for all corporate, institutional, and wholesale banking activities; EVP and Co-Head of Wachovia’s Capital Markets Division and EVP and Head of Wachovia’s US Corporate Banking Division • Former chairman of the Community Depository Institutions Advisory Council (CDIAC) of the Federal Reserve Bank of Atlanta and its representative to the CDIAC of the Federal Reserve Board of Governors • Serves on the Boards of the Metro Atlanta Chamber of Commerce and the Georgia Chamber of Commerce, is a Member of the Buckhead Coalition, and former member of YMCA of Metropolitan Atlanta and the High Museum of Art boards • President, Atlanta Division of Atlantic Capital since December 2019 • EVP, General Banking Division Executive of Atlantic Capital from 2017 through 2019 • CRO of Atlantic Capital from its inception through 2017 • Former Chief Credit Officer for Wachovia’s Capital Finance business • Former Head of Risk Management for all of Wachovia’s Capital Markets business • Serves on the Board of Trustees at Children’s Literature for Children • CFO of Atlantic Capital since NASDAQ listing in 2015 • Former CFO of Square 1 Financial, Inc. • Former EVP and CFO of Encore Bancshares, Inc. • Former SVP and Treasurer of Sterling Bancshares, Inc. • Chartered Financial Analyst • EVP and CRO of Atlantic Capital since October 2017 • Senior Risk Management Officer at Atlantic Capital from inception • Former Director in Wachovia’s Risk Management Division supporting Corporate, Investment Banking and Capital Markets groups • Former Client Management and Risk Management Officer in Wachovia’s middle market commercial group in North Carolina Gray Fleming Executive Vice President, Chief Risk Officer • President, Corporate Financial Services Division since December 2019 • EVP at Atlantic Capital from inception through December 2019 • Former Managing Director and Group Head for Wachovia Securities’ Continental European Group • Member of TWIN (The World Innovation Network – Chicago), Fiserv’s Commercial Payments Advisory Board and a former executive in residence at Juniata College in Pennsylvania Kurt Shreiner President, Corporate Financial Services Division Patrick Oakes, CFA Executive Vice President, Chief Financial Officer Rich Oglesby President, Atlanta Division

atlanticcapitalbank.com Balance Sheet 26 (in thousands, except share data) March 31, December 31, March 31, 2020 2019 2019 ASSETS Cash and due from banks $ 27,536 $ 45,249 $ 36,992 Interest-bearing deposits in banks 114,829 421,079 76,720 Other short-term investments – – 29,457 Cash and cash equivalents 142,365 466,328 143,169 Investment Securities available for sale 280,390 282,461 402,640 Investment Securities held to maturity, net of allowance for credit losses of $14 at March 31, 2020 186,015 116,972 – Other investments 27,140 27,556 28,844 Loans held for sale – 370 1,530 Loans held for sale - discontinued operations(1) – – 384,779 Loans held for investment(1) 1,932,909 1,873,524 1,734,557 Less: Allowance for credit losses (24,896) (18,535) (18,107) Loans held for investment, net 1,908,013 1,854,989 1,716,450 Premises held for sale - discontinued operations(1) – – 7,736 Premises and equipment, net(1) 22,533 22,536 23,311 Bank owned life insurance 66,761 66,421 65,486 Goodwill - discontinued operations(1) – – 4,555 Goodwill - continuing operations(1) 19,925 19,925 17,135 Other intangibles, net 2,785 3,027 4,241 Other real estate owned 779 278 971 Other assets 62,952 49,516 55,040 Total assets $ 2,719,658 $ 2,910,379 $ 2,855,887 LIABILITIES AND S HAREHO LDERS ' EQ UITY Deposits: Noninterest-bearing demand(1) $ 712,919 $ 824,646 $ 561,829 Interest-bearing checking(1) 368,463 373,727 233,838 Savings(1) 567 1,219 896 Money market(1) 982,109 1,173,218 962,741 Time(1) 66,793 44,389 22,069 Brokered deposits 94,268 81,847 65,811 Deposits to be assumed - discontinued operations(1) – – 593,264 Total deposits 2,225,119 2,499,046 2,440,448 Federal funds purchased 75,000 – – Securities sold under agreements to repurchase - discontinued operations(1) – – 9,821 Long-term debt 49,916 49,873 49,746 Other liabilities 37,323 34,965 35,245 Total liabilities 2,387,358 2,583,884 2,535,260 S HAREHO LDERS ' EQ UITY Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2020, December 31, 2019, and March 31, 2019 – – – Common stock, no par value; 100,000,000 shares authorized; 21,479,986, 21,751,026, and 24,466,964 shares issued and outstanding as of March 31, 2020, December 31, 2019, and March 31,2019; respectively. 224,233 230,265 276,346 Retained earnings 93,721 91,669 47,191 Accumulated other comprehensive income (loss) 14,346 4,561 (2,910) Total shareholders’ equity 332,300 326,495 320,627 TO TAL LIABILITIES AND S HAREHO LDERS ' EQ UITY $ 2,719,658 $ 2,910,379 $ 2,855,887 (1)Assets and liabilities related to the sale of Tennessee and northwest Georgia banking operations were classified as held for sale as of March 31, 2019.

Period End Loans

Atlantic Capital®

(dollars in thousands)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	Linked Quarter Change	Year Over Year Change
Loans held for sale							
Loans held for sale	$ -	$ 370	$ 916	$ -	$ 1,530	$ (370)	$ (1,530)
Loans held for sale - discontinued operations	-	-	-	-	384,779	-	(384,779)
Total loans held for sale	$ -	$ 370	$ 916	$ -	$ 386,309	$ (370)	$ (386,309)
Loans held for investment							
Commercial loans:							
Commercial and industrial	$ 760,062	$ 705,115	$ 697,412	$ 701,566	$ 679,489	$ 54,947	$ 80,573
Commercial real estate:							
Multifamily	73,654	98,378	60,398	43,907	43,929	(24,724)	29,725
Owner occupied	359,026	357,912	352,842	313,310	304,945	1,114	54,081
Investment	477,451	460,038	452,285	409,629	394,087	17,413	83,364
Construction and land:						-	-
1-4 family residential construction	2,706	4,009	5,186	3,696	2,067	(1,303)	639
Other construction, development, and land	124,116	123,531	139,991	195,260	171,818	585	(47,702)
Mortgage warehouse loans	-	13,941	23,256	10,665	22,267	(13,941)	(22,267)
Total commercial loans	1,797,015	1,762,924	1,731,370	1,678,033	1,618,602	34,091	178,413
Residential:							
Residential mortgages	31,761	31,315	31,903	31,338	32,915	446	(1,154)
Home equity	23,479	25,002	25,638	24,303	23,171	(1,523)	308
Total residential loans	55,240	56,317	57,541	55,641	56,086	(1,077)	(846)
Consumer	58,164	37,765	27,168	34,618	35,203	20,399	22,961
Other	25,488	19,552	22,533	24,126	26,663	5,936	(1,175)
	1,935,907	1,876,558	1,838,612	1,792,418	1,736,554	59,349	199,353
Less net deferred fees and other unearned income	(2,998)	(3,034)	(2,939)	(2,678)	(1,997)	36	(1,001)
Total loans held for investment	$ 1,932,909	$ 1,873,524	$ 1,835,673	$ 1,789,740	$ 1,734,557	$ 59,385	$ 198,352
Total loans	$ 1,932,909	$ 1,873,894	$ 1,836,589	$ 1,789,740	$ 2,120,866	$ 59,015	$ (187,957)

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Deposits:
Period End and Average

Atlantic Capital

Period End Deposits

(dollars in thousands)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	Linked Quarter Change	Year Over Year Change
DDA	$ 712,919	$ 824,646	$ 599,657	$ 569,693	$ 561,829	$ (111,727)	$ 151,090
NOW	368,463	373,727	240,427	309,709	233,838	(5,264)	134,625
Savings	567	1,219	1,081	1,090	896	(652)	(329)
Money market	982,109	1,173,218	921,133	802,973	962,741	(191,109)	19,368
Time	66,793	44,389	30,782	33,902	22,069	22,404	44,724
Brokered	94,268	81,847	61,192	134,164	65,811	12,421	28,457
Total deposits - continuing operations	2,225,119	2,499,046	1,854,272	1,851,531	1,847,184	(273,927)	377,935
Deposits to be assumed - discontinued operations	–	–	–	–	593,264	-	(593,264)
Total deposits	$ 2,225,119	$ 2,499,046	$ 1,854,272	$ 1,851,531	$ 2,440,448	$ (273,927)	$ (215,329)
Payments clients	$ 483,585	$ 567,597	$ 286,373	$ 301,413	$ 361,192	$ (84,012)	$ 122,393

Average Deposits

(dollars in thousands)	2020 First Quarter	2019 Fourth Quarter	2019 Third Quarter	2019 Second Quarter	2019 First Quarter	Linked Quarter Change	Q1 2020 vs Q1 2019
DDA	$ 713,001	$ 718,298	$ 637,809	$ 587,957	$ 575,453	$ (5,297)	$ 137,548
NOW	382,178	320,637	295,106	314,601	276,212	61,541	105,966
Savings	650	1,098	1,085	956	884	(448)	(234)
Money market	1,010,713	1,006,449	895,102	859,680	847,254	4,264	163,459
Time	55,775	37,388	32,409	32,358	12,847	18,387	42,928
Brokered	92,188	62,757	88,146	106,524	81,141	29,431	11,047
Total deposits - continuing operations	2,254,505	2,146,627	1,949,657	1,902,076	1,793,791	107,878	460,714
Deposits to be assumed - discontinued operations	-	-	-	45,350	593,313	-	(593,313)
Total deposits	$ 2,254,505	$ 2,146,627	$ 1,949,657	$ 1,947,426	$ 2,387,104	$ 107,878	$ (132,599)
Payments clients	$ 419,630	$ 362,327	$ 289,526	$ 285,949	$ 295,059	$ 57,303	$ 124,571

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Income Statements

Atlantic Capital

(in thousands except share and per share data)	Three months ended				
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Total interest income	$ 26,023	$ 26,532	$ 26,520	$ 26,598	$ 26,197
Total interest expense	5,043	5,965	6,536	6,709	5,773
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	20,980	20,567	19,984	19,889	20,424
Provision for credit losses	8,074	787	413	698	814
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	12,906	19,780	19,571	19,191	19,610
NONINTEREST INCOME					
Service charges	1,232	998	925	870	794
Gains (losses) on sale of securities	–	–	253	654	–
Gains (losses) on sale of other assets	5	–	140	(10)	(3)
Derivatives income (loss)	246	315	(293)	(233)	(111)
Bank owned life insurance	362	375	422	389	360
SBA lending activities	414	846	1,150	1,096	1,086
Other noninterest income	163	145	172	175	210
Total noninterest income	2,422	2,679	2,769	2,941	2,336
NONINTEREST EXPENSE					
Salaries and employee benefits	8,476	8,500	8,295	8,529	9,213
Occupancy	794	838	722	689	639
Equipment and software	779	769	842	753	739
Professional services	705	577	764	792	775
Communications and data processing	897	1,066	796	662	675
Marketing and business development	153	143	243	233	226
Travel, meals and entertainment	140	175	152	186	166
FDIC premiums	–	–	(193)	175	235
Other noninterest expense	933	1,314	1,056	1,235	1,127
Total noninterest expense	12,877	13,382	12,677	13,254	13,795
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	2,451	9,077	9,663	8,878	8,151
Provision for income taxes	327	1,937	2,094	1,869	1,711
NET INCOME FROM CONTINUING OPERATIONS	2,124	7,140	7,569	7,009	6,440
DISCONTINUED OPERATIONS					
Income (loss) from discontinued operations	$ –	$ –	$ –	$ 30,107	$ (1,417)
Provision (benefit) for income taxes	–	–	(617)	7,964	(354)
Net income (loss) from discontinued operations	–	–	617	22,143	(1,063)
NET INCOME	$ 2,124	$ 7,140	$ 8,186	$ 29,152	$ 5,377
Net Income (Loss) per Common Share - Basic					
Net income per common share - continuing operations	$ 0.10	$ 0.33	$ 0.33	$ 0.29	$ 0.26
Net income (loss) per common share - discontinued operations	–	–	0.03	0.93	(0.04)
Net Income per Common Share - Basic	0.10	0.33	0.36	1.22	0.22
Net Income (Loss) per Common Share - Diluted					
Net income per common share - continuing operations	$ 0.10	$ 0.32	$ 0.33	$ 0.29	$ 0.26
Net income (loss) per common share - discontinued operations	–	–	0.03	0.92	(0.04)
Net Income per Common Share - Diluted	0.10	0.32	0.36	1.21	0.21
Weighted average shares - basic	21,689,038	21,876,487	22,681,904	23,888,381	24,855,171
Weighted average shares - diluted	21,842,175	22,053,907	22,837,531	24,040,806	25,019,384

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Non-GAAP Financial Measures

Atlantic Capital®

(in thousands, except share and per share data)	2020	2019			
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Taxable equivalent net interest income reconciliation - continuing operations					
Net interest income - GAAP	$ 20,980	$ 20,567	$ 19,984	$ 19,889	$ 20,424
Taxable equivalent adjustment	223	167	104	88	100
Net interest income - taxable equivalent - continuing operations	$ 21,203	$ 20,734	$ 20,088	$ 19,977	$ 20,524
Taxable equivalent net interest margin reconciliation - continuing operations					
Net interest margin - GAAP - continuing operations	3.38%	3.35%	3.51%	3.60%	3.72%
Impact of taxable equivalent adjustment	0.03%	0.03%	0.01%	0.01%	0.02%
Net interest margin - taxable equivalent - continuing operations	3.41%	3.38%	3.52%	3.61%	3.74%
Tangible book value per common share reconciliation					
Total shareholders' equity	$ 332,300	$ 326,495	$ 328,711	$ 336,715	$ 320,627
Intangible assets	(19,925)	(19,925)	(19,925)	(19,925)	(22,848)
Total tangible common equity	$ 312,375	$ 306,570	$ 308,786	$ 316,790	$ 297,779
Common shares outstanding	21,479,986	21,751,026	22,193,761	23,293,465	24,466,964
Book value per common share - GAAP	$ 15.47	$ 15.01	$ 14.81	$ 14.46	$ 13.10
Tangible book value	14.54	14.09	13.91	13.60	12.17
Tangible common equity to tangible assets reconciliation					
Total shareholders' equity	$ 332,300	$ 326,495	$ 328,711	$ 336,715	$ 320,627
Intangible assets	(19,925)	(19,925)	(19,925)	(19,925)	(22,848)
Total tangible common equity	$ 312,375	$ 306,570	$ 308,786	$ 316,790	$ 297,779
Total assets	$ 2,719,658	$ 2,910,379	$ 2,410,198	$ 2,389,680	$ 2,855,887
Intangible assets	(19,925)	(19,925)	(19,925)	(19,925)	(22,848)
Total tangible assets	$ 2,699,733	$ 2,890,454	$ 2,390,273	$ 2,369,755	$ 2,833,039
Tangible common equity to tangible assets	11.57%	10.61%	12.92%	13.37%	10.51%
Pre-provision net revenue reconciliation					
Net interest income - GAAP	$ 20,980	$ 20,567	$ 19,984	$ 19,889	$ 20,424
Noninterest income	2,422	2,679	2,769	2,941	2,336
Noninterest expense	12,877	13,382	12,677	13,254	13,795
Pre-provision net revenue	$ 10,525	$ 9,864	$ 10,076	$ 9,576	$ 8,965
Noncore funding to total assets					
Federal funds purchased	$ 75,000	$ -	$ 57,000	$ 35,000	$ -
FHLB advances	-	-	76,000	82,000	-
Brokered deposits	94,268	81,847	61,192	134,164	65,811
Total noncore funding	$ 169,268	$ 81,847	$ 194,192	$ 251,164	$ 65,811
Total assets	$ 2,719,322	$ 2,910,379	$ 2,410,198	$ 2,389,680	$ 2,855,887
Noncore funding to total assets	6%	3%	8%	11%	2%

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atlanticcapitalbank.com Non-GAAP Financial Measures 31 (in thousands) 2019 2018 2017 2016 2015 Net interest income reconciliation Net interest income - GAAP $ 80,864 $ 76,247 $ 62,832 $ 53,719 $ 38,946 Taxable equivalent adjustment 459 395 906 484 63 Net interest income - taxable equivalent $ 81,323 $ 76,642 $ 63,738 $ 54,203 $ 39,009 Taxable equivalent net interest margin reconciliation Net interest margin - GAAP - continuing operations 3.52% 3.48% 3.03% 2.74% 2.75% Impact of taxable equivalent adjustment 0.06% 0.02% 0.04% 0.02% 0.01% Net interest margin - taxable equivalent 3.58% 3.50% 3.07% 2.76% 2.76% For the Years Ended December 31,

atlanticcapitalbank.com Financial Information from Discontinued Operations 32 Assets and Liabilities from Discontinued Operations (in thousands) Cash 4,168 $ Loans held for sale - discontinued operations 384,779 Premises held for sale - discontinued operations 7,736 Goodwill - discontinued operations 4,555 Other assets 1,158 Total assets 402,396 $ Deposits to be assumed - discontinued operations 593,264 $ Securities sold under agreements to repurchase - discontinued operations 9,821 Total liabilities 603,085 $ Net liabilities (200,689) $ – – $ – $ – – $ – – $ – $ March 31, 2020 – $ – March 31, 2019 – $ – $ – – December 31, 2019 – – – – $ – $ – Components of Net Income (Loss) from Discontinued Operations 2020 (in thousands) First Quarter Fourth Quarter Third Quarter S econd Quarter First Quarter Net interest income - $ - $ - $ (39) $ 3,125 $ Provision for loan losses - - – – - Net interest income after provision - - - (39) 3,125 Service charges - - - 46 481 Mortgage income - - – - 288 Gain on sale of branches - - - 34,475 – Other income - - - (22) 21 Total noninterest income - - - 34,499 790 Salaries and employee benefits - - - 330 2,427 Occupancy - - - 71 339 Equipment and software - - - 8 123 Amortization of intangibles - - - - 247 Communications and data processing - - - 197 389 Divestiture expense - - - 3,646 1,449 Other noninterest expense - - - 101 358 Total noninterest expense - - - 4,353 5,332 Net income (loss) before provision for income taxes - - - 30,107 (1,417) Provision (benefit) for income taxes - - (617) 7,964 (354) Net income (loss) from discontinued operations - $ - $ 617 $ 22,143 $ (1,063) $ 2019

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